EXHIBIT 32.1


Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


The undersigned Chief Executive Officer and Chief Financial Officer of ElderTrust (the Company), certifies that, to his knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the quarter ended June 30, 2003 filed on August 14, 2003 with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


August 14, 2003                       /s/ D. Lee McCreary, Jr.
_______________                       ________________________________
Date                                  D. Lee McCreary, Jr.
                                      President, Chief Executive
                                      Officer, Chief Financial
                                      Officer, Treasurer and Secretary